SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                     FORM 8-K / A


                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          May 10, 2000

                HOSOI GARDEN MORTUARY, INC.
       ------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

Hawaii                             0-2288             99-0088064
----------------                 -----------      -----------------
(State or other jurisdiction   (Commission         (IRS Employer
of incorporation)              File Number)         Identification No.)

             30 North Kukui Street, Honolulu, Hawaii        96817
             ---------------------------------------       ----------
             (Address of principal executive officers)     (Zip Code)

Registrant's telephone number, including area code  (808) 538-3877

                               N/A
      -------------------------------------------------------------
      (Former name or former address, if changed since last report.)

Item 4 - Change of auditors

1. In its letter, dated May 10, 2000, Deloitte & Touche, auditors of Garden Life Plan, Ltd., (GLP) the registrant's significant subsidiary, declined to stand for reelection for the audit of GLP's financial statements for its year ending May 31, 2000 (Deloitte & Touche's letter is attached).

2-3. The principal auditors report on the financial statements of the past two years of the registrant were unqualified opinions.

4. The Directors of GLP, the registrant's significant subsidiary, made the decision to change auditors for its year ended May 31, 1999.

5. In the audit of GLP's financial statements for its year ended May 31, 1999 the following disagreement on accounting principles and practice and disclosure remains unresolved (Deloitte & Touche's letter, dated February 17, 2000, is attached):

     . Revenue recognition - GLP's former auditors takes the position that 30% of each Prepaid Funeral Service Contract, ie. the non-refundable portion, should be deferred until such time as the funeral services have been performed. Previously, GLP recognized the non-refundable portion in the year of sale of the Prepaid Funeral Service Contract.

     . Disclosure of contingent liability - GLP's former auditors believes that GLP is contingently liable for any costs in excess of the Funeral Reserve, in Trust, in providing alternate funeral services if Hosoi Garden Mortuary, Inc. (the registrant) is unable to perform its contractual obligation as the principal servicing mortuary.

        The former auditors believe that GLP should provide a reserve for the excess of current and expected service cost over the Funeral Reserve (in Trust).

        The management of GLP does not believe that a Funeral Reserve is necessary at this time as there is no indication that Hosoi Garden Mortuary, Inc. will not be able to perform it's contractual obligation.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hosoi Garden Mortuary, Inc.
(Registrant)

                                /s/  Clifford Hosoi
Date 10/5/2000                  Clifford Hosoi
                                President

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Deloitte & Touche

Deloitte & Touche LLP
Telephone:   (808) 543-0700
Facsimile:   (808) 526-0225
1132 Bishop Street, Suite 1200
Honolulu, Hawaii 96813-2870


May 10, 2000


Mr. John Farias, Jr.
Garden Life Plan, Ltd.
P.O. Box 1246
Kaneohe, Hawaii 96744

Dear John:

This letter is to inform you that Deloitte & Touche LLP will not accept an engagement to audit the financial statements of Garden Life Plan, Ltd. (the "Company") or Garden Life Funeral Plan Trust (the "Trust") for the fiscal year ending May 31, 2000.

In response to the Company's request, my letter of February 17, 2000 summarized our position regarding the appropriate accounting, under accounting principles generally accepted in the US, for the Company's sales of pre-need funeral services and the related direct incremental selling costs, and the consolidation of the financial statements of the Company and of the Trust. Since sending you the letter, we have not yet heard from you or the Company regarding the Company finalizing its fiscal 1999 financial statements.

Very truly yours,

/s/ I. Patrick Griggs

I. Patrick Griggs

Deloitte &
     Touche

Deloitte & Touche LLP Telephone:  (808) 543-0700
Suite 1200            Facsimile:  (808) 526-0225
1132 Bishop Street
Honolulu, Hawaii 96813-2870


February 17, 2000


Mr. John Farias, Jr.
Garden Life Plan, Ltd.
P.O. Box 1246
Kaneohe, Hawaii 96744

Dear John:

In the conference call on Friday, February 11, a request was made that we summarize our position with regard to Garden Life Plan's revenue recognition policy. For convenience, I have also summarized our position with regard to the deferral of direct incremental selling costs and the consolidation of Garden Life Plan (GLP) with Garden Life Funeral Plan Trust (GLFPT).

Revenue Recognition
-------------------

GLP is a sales organization that sells pre-need funeral services. Approximately 25% of each Prepaid Funeral Service Contract is paid in cash and the remainder is paid in installments over varying terms but, generally, 60 months. The first 30% of each contract is non-refundable and is considered by GLP to cover its "initial acquisition costs." The remaining 70% (the Funeral Reserve) is collected by the Company and deposited in the GLFPT.
The Company has an agreement with Hosoi Garden Mortuary, Inc. (Hosoi) which gives the Company the exclusive right to solicit pre-need funeral service arrangements for service by Hosoi. The agreement also commits Hosoi to perform the funeral services provided for in the Prepaid Funeral Service Contracts for the Funeral Reserve. The agreement expires in September 2001 but Hosoi's responsibility to service the pre-need arrangements sold prior to such expiration continues indefinitely.

If a contract owner dies before the contract is fully paid, his or her estate must pay the balance of the contract. When a contract owner dies, the GLFPT pays the funeral service provider (primarily Hosoi) the related Funeral Reserve for the contracted services. Such payments are made from GLFPT principal. The service provider absorbs any difference between the actual costs to perform the contracted services and the amounts received from the GLFPT under the terms of the contract.

We believe it is clear that GLP is primarily responsible for providing the funeral services under the Prepaid Funeral Service Contract. Paragraph 14 under General Covenants in the contract

Mr. John Farias, Jr.
Garden Life Plan, Ltd.
February 17, 2000
Page 2

indicates "Seller will secure performance of the specified Funeral Services at no further cost to the Contract Buyer". The contract holder is not a party to the agreement between GLP and Hosoi. We believe the contract holder would look to GLP for performance in the event Hosoi was unable to fulfill its obligations.

Generally Accepted Accounting Principles have long held that revenue is to be recognized when realized, and that realization occurs when the following conditions are met:

     The earnings process is complete.
     An exchange has taken place.

More recently, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements. The staff believes that revenue generally is realized or realizable and earned when all of the following criteria are met:

     Persuasive evidence of an arrangement exists, Delivery has occurred or services have been rendered, [Emphasis added.] The seller's price to the buyer is fixed or determinable, and Collectibility is reasonably assured.

We do not believe that services have been rendered until such time as the funeral services have been performed. It is only at that time that GLP has no further obligation to the contract holder. Accordingly, we believe that revenue should only be recognized when the funeral services have taken place.

Deferral of Direct Selling Cost
-------------------------------

Because we believe revenues should only be recognized when the funeral services have taken place, we also believe that the direct selling costs incurred in the production of such revenues can be deferred. The costs to be deferred should, however, be directly related to the sale of the Prepaid Funeral Service Contracts and should be incremental to costs that would otherwise be incurred by GLP. In addition, the costs should not be for expenditures that require expense recognition, such as advertising. General and administrative costs should not be deferred. Any deferred selling costs should be recognized as expense at the same time as the related revenue is recognized.

Consolidated Financial Statements for GLP and GLFPT
---------------------------------------------------

Although we recognize that GLFPT is set up for the individual contract holders (and required by State law), paragraph 3 of the Prepaid Funeral Service Contract gives GLP the "absolute authority to direct and redirect the investment of all funds held by the Trustee". In addition, GLP is the beneficiary of all earnings on assets in the GLFPT. GLP is also ultimately responsible to

Mr. John Farias, Jr.
Garden Life Plan, Ltd.
February 17, 2000
Page 3

the contract holders for the fulfillment of the services under the contract if the GLFPT assets are insufficient to meet that need.

We believe GLFPT is a special purpose entity (SPE) requiring consolidation as discussed in Appendix D-14 of the Emerging Issues Task Force, which states, in part:

"Certain characteristics of those transactions raise questions about whether SPEs should be consolidated (notwithstanding the lack of majority ownership)
and .... Generally, the SEC staff believes that for nonconsolidation and ...
to be appropriate, the majority owner (or owners) of the SPE must be an independent third party who has made a substantive capital investment in the SPE, has control of the SPE, and has substantive risks and rewards of ownership of the assets of the SPE (including residuals). Conversely, the SEC staff believes that nonconsolidation and ... (is) not appropriate by the sponsor or transferor when the majority owner of the SPE makes only a nominal capital investment, the activities of the SPE are virtually all on the sponsor's or transferor's behalf, and the substantive risks and rewards of the assets or the debt of the SPE rest directly or indirectly with the sponsor or transferor."

We believe that GLFPT does not qualify for non-consolidation under the criteria in the preceding paragraph and, accordingly, believe consolidation to be appropriate.

Conclusion
----------

Our judgement on the appropriate application of Generally Accepted Accounting Principles as stated herein is based upon the facts provided to us by the Company as summarized above. The, ultimate responsibility for the decision on the appropriate application of Generally Accepted Accounting Principles rests with management of the Company.

We trust this is responsive to your request.

Very truly yours,

/s/ I. Patrick Griggs
I. Patrick Griggs

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